UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2009

BLUEFLY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14498	13-3612110
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

42 West 39th Street, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 944-8000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN PRINCIPAL OFFICERS.

On August 31, 2009, the Company entered into an Employment Agreement with Bradford Matson (the “Employment Agreement”), pursuant to which Mr. Matson will be re-joining the Company as Chief Marketing Officer. Mr. Matson previously served as the Company’s Chief Marketing Officer from September 2005 to January 2009.   Pursuant to the terms of the Employment Agreement, the Company has retained the services of Mr. Matson as the Chief Marketing Officer of the Company for a term of approximately 3 years and has agreed to pay him a base salary of $350,000 per year (subject to discretionary annual increases).  In addition, pursuant to the terms of the Employment Agreement, Mr. Matson was issued options to purchase 10,000 shares of the Company’s Common Stock (the “Options”) under the Company’s 2005 Stock Incentive Plan, which vest in 36 equal monthly installments.

The Employment Agreement provides that, if Mr. Matson is terminated without cause or constructively terminated, he shall be entitled to severance payments equal to his then-current base salary for a period of 180 days.

The foregoing description of the Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of August 31, 2009, by and between the Company and Bradford Matson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFLY, INC. (Registrant)

Date: September 2, 2009	By:	/s/ Kara B. Jenny
Name: Kara B. Jenny
Title: Chief Financial Officer